SECOND AMENDMENT TO MINERAL RIGHT OPTION AGREEMENT

This Second Amendment to the Mineral Right Option Agreement (the “Second Amendment”) is made and entered into as of the 3rd day of February, 2010, by and between Temasek Investments Inc.,  a company duly incorporated and organized under the laws of Panama (hereinafter referred to as “Optionor”), and Amazon Goldsands Ltd., a company duly incorporated and organized under the laws of Nevada, United States of America (hereinafter referred to as “Optionee”).

R E C I T A L S :

A.             Optionor and Optionee have previously entered into the Mineral Right Option Agreement, dated September 18, 2008, as amended May 12, 2009, under the terms of which Optionor granted to Optionee four exclusive options to acquire the mineral rights to certain properties located in Peru (the “Agreement”); and

B.             The parties desire to amend the Agreement as set forth herein with the same force and effect as if such amendments were incorporated into the Agreement as originally executed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

2.             Purchase and Sale of Shares; Purchase Price.

(a)  Section 2.2(b) of the Agreement is deleted in its entirety, and the following is substituted in replacement:

(b)           50% Option

Subject to the prior and due and complete exercise by the Optionee of the 25% Option in accordance with the paragraph before, the Optionee may exercise the second twenty-five percent (25%) option to acquire an additional 25% interest in the Mineral Rights, in accordance with the terms set out below (hereinafter, the “50% Option”).

In order to exercise the 50% Option,  the Optionee shall within 30 days of the effective date of this Second Amendment:

(i) have exercised and completed the 25% Option; and

(ii) pay $ 750,000 (United States Dollars Seven Hundred and Fifty Thousand) to the order and the direction of the Optionor; and

(iii) issue 3,500,000 Optionee Shares to the order and the direction of the Optionor, or whoever persons the Optionor indicates (which shares were issued in June 2009).

For the purposes of this Agreement the Optionee is deemed to have fully exercised the 50% Option only once all three obligations described above in points (i), (ii) and (iii) have been completed.

Upon exercise of the 50% Option by the Optionee, the Optionor will immediately proceed to transfer to Optionee, or to the person the Optionee indicates, an additional 25% of all the outstanding shareholding in BEARDMORE.

(b)  Section 2.2(c) of the Agreement is deleted in its entirety, and the following is substituted in replacement:

(c)           75% Option

Subject to the prior and due and complete exercise by the Optionee of the 50% Option in accordance with the paragraph before, the Optionee may exercise the third twenty-five percent (25%) option to acquire an additional 25% interest in the Mineral Rights, in accordance with the terms set out below (hereinafter, the “75% Option”).

In order to exercise the 75% Option, the Optionee shall fulfill the following conditions:

(i) have exercised and completed the 50% Option; and

(ii) pay $ 250,000 (United States Dollars Two Hundred and Fifty Thousand) to the order and the direction of the Optionor within 30 days of the effective date of this Second Amendment;

(iii) pay $ 1,000,000 (United States Dollars One Million) to the order and the direction of the Optionor by March 18, 2010, which is within eighteen months of the Effective Date (September 18, 2008); and

(iv) issue 5,000,000 Optionee Shares to the order and the direction of the Optionor, or whoever persons the Optionor indicates.

For the purposes of this Agreement the Optionee is deemed to have fully exercised the 75% Option only once all three obligations described above in points (i), (ii) and (iii) have been completed.

Upon exercise of the 75% Option by the Optionee, the Optionor will immediately proceed to transfer to Optionee, or to the person the Optionee indicates, an additional 25% of all the outstanding shareholding in BEARDMORE.

3.             Waiver of Prior Breach and/or Default.  Optionor hereby waives any prior breach or default of this Agreement by Optionee.

4.             No Other Changes.  Except for the changes set forth in this Second Amendment, there are no changes made by this Second Amendment to the Agreement.  In the event that any terms, provisions or conditions of this Amendment shall conflict with the terms, provisions and conditions of the Agreement, the terms, provisions and conditions of this Second Amendment shall govern and control.

5.             Incorporation of Amendment.  The parties hereby agree that: (a) this Second Amendment is incorporated into and made a part of the Agreement; (b) any and all references to the Agreement shall include this Second Amendment; and (c) the Agreement and all terms, conditions and provisions of the Agreement are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

6.             Counterparts.  This Second Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts taken together shall constitute but one and the same instrument.

7.             Governing Law.  This Second Amendment shall, in all respect, be governed, construed, and enforced in accordance with the laws of the State of Nevada.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be effective as of the date first set forth above.

Temasek Investments, Inc.

By: /s/ Jose E. Silva
            Jose E. Silva
Its:      President

Amazon Goldsands Ltd.

By: /s/ Kenneth Phillippe
            Kenneth Phillippe
Its: